Exhibit 99.1

For Immediate Release:
Thursday, November 4, 2004

Metrocall Contact:
Brett Mankey
(703) 660-6677, ext. 6231
investor.relations@metrocall.com

Metrocall Reports Third Quarter 2004 Operating Results

     Alexandria, VA, Thursday, November 4, 2004 — Metrocall Holdings, Inc. (NASDAQ: MTOH), a leading provider of paging and wireless messaging services, today announced total revenues of $82.1 million and net income of $5.8 million for the quarter ended September 30, 2004 compared to revenues of $87.1 million and net income of $7.2 million for the quarter ended June 30, 2004.

     Metrocall reported a net decline of 189,499 messaging units in service for the quarter ended September 30, 2004 comprised of 175,973 traditional one-way units and 13,526 advanced messaging two-way units. Units in service totaled 2,813,892 at September 30, 2004, including 2,501,336 one way and 312,556 two-way subscriber units. Average revenue per unit in service was $7.40 for traditional and $17.88 for advanced messaging, representing a decrease of $0.02 and $0.29 per unit, respectively from the three months ended June 30, 2004.

     Operating expenses including, cost of products sold, service, rent and maintenance, selling and marketing and general and administrative expenses (but excluding stock-based, depreciation and amortization expenses) for the third quarter of 2004 totaled approximately $60.8 million compared to $62.6 million reported for the second quarter. Operating expenses, however, included approximately $3.1 million in the third quarter and $3.0 million for the second quarter in general and administrative expenses related to legal and other expenses associated with the proposed merger between Metrocall and Arch Wireless, Inc.

     Overall these operating expenses, independent of costs incurred for the Metrocall/Arch merger preparation, were reduced by approximately $1.9 million to $57.7 million or 3.2%, and capital expenditures of $2.7 million were 30.8% lower than the $3.9 million spent in the three months ended June 30, 2004.

     On March 29, 2004, Metrocall announced the execution of a definitive merger agreement with Arch Wireless, Inc. A new holding company, USA Mobility, Inc., has been formed to own both Arch and Metrocall. Under terms of the agreement, Arch and Metrocall shareholders will own approximately 72.5% and 27.5% of USA Mobility, Inc., respectively and Metrocall shareholders will also receive $150 million in cash for 2 million shares of Metrocall common stock. A joint proxy statement/prospectus was mailed to Arch and Metrocall shareholders on October 8, 2004 and additional proxy materials were mailed on October 22, 2004. Shareholders of both companies are scheduled to vote on the merger on November 8, 2004. The merger is also subject to various regulatory approvals. Arch and Metrocall anticipate the merger will be completed during the fourth quarter of 2004.

About Metrocall Wireless, Inc.

     Metrocall Wireless, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government and healthcare communities. In addition to its reliable, nationwide one-way networks, Metrocall’s two-way network has the largest high-powered terrestrial ReFLEX footprint in the United States with roaming partners in Canada, Mexico and the Caribbean. Metrocall Wireless is the preferred ReFLEX wireless data network provider for many of the largest telecommunication companies in the United States that source network services and resell under their own brand names. In addition to traditional numeric, one-way text and two-way paging, Metrocall also offers wireless e-mail solutions, as well as mobile voice and data services through AT&T Wireless and Nextel. Also, Metrocall offers Integrated Resource Management Systems with wireless connectivity solutions for medical, business, government and other campus environments. Metrocall focuses on the business-to-business marketplace and supports organizations of all sizes. For more information on Metrocall please visit our Web site and online store at www.metrocall.com or call 800-800-2337.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements,” within the meaning of the federal securities laws that involve uncertainties and risks. These include statements regarding events or developments that Metrocall Holdings expects or anticipates will occur in the future. A number of risks and uncertainties could cause actual results, events, and developments to differ from expectations. Please refer to Metrocall’s most recent annual report on Form 10-K, and any subsequently filed reports on Form 10-Q and Form 8-K, as well as its other filings with the Securities and Exchange Commission, for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.

METROCALL HOLDINGS, INC. AND SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share information)

	September 30,	December 31,
	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,434	$35,602
Restricted cash	—	547
Accounts receivable, less allowance for doubtful accounts of $6,386 and $6,965 as of September 30, 2004 and December 31, 2003, respectively	23,516	27,262
Prepaid expenses and other current assets	3,075	11,431
Deferred tax assets, net of allowance	2,782	2,592

Total current assets	68,807	77,434

PROPERTY AND EQUIPMENT:
Land, buildings and leasehold improvements	2,634	2,082
Furniture, office equipment and vehicles	24,619	23,033
Paging and plant equipment	72,897	72,589
Less — Accumulated depreciation and amortization	(50,785)	(36,422)

	49,365	61,282

INTANGIBLE ASSETS, net of accumulated amortization of $645 and $107 as of September 30, 2004 and December 31, 2003, respectively	2,129	1,746
DEFERRED TAX ASSETS, net of allowance	39,644	50,494
OTHER ASSETS	4,931	4,805

TOTAL ASSETS	$164,876	$195,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$70	$815
Current maturities of series A redeemable preferred	—	25,000
Accounts payable	8,290	9,900
Accrued expenses and other current liabilities	21,202	26,496
Deferred revenue and subscriber deposits	12,687	18,385

Total current liabilities	42,249	80,596
CAPITAL LEASE AND OTHER LONG-TERM DEBT, less current maturities	13	41
OTHER LONG-TERM LIABILITIES	3,943	3,492
SERIES A REDEEMABLE PREFERRED STOCK	—	18,351

Total liabilities	46,205	102,480
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $.01 per share; 7,500,000 shares authorized; 5,630,670 shares and 5,461,160 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	56	55
Additional paid-in capital	85,114	80,661
Unearned compensation	—	(458)
Retained earnings	33,501	13,023

Total stockholders’ equity	118,671	93,281

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$164,876	$195,761

METROCALL HOLDINGS, INC. AND SUBSIDIARIES
INCOME STATEMENTS
(Unaudited)
(In thousands, except share and per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003(1)	2004	2003(1)

REVENUES:
Service, rent and maintenance revenues	$77,667	$75,459	$247,219	$237,260
Product sales	4,395	4,155	12,673	12,528

Total revenues	82,062	79,614	259,892	249,788
OPERATING EXPENSES:
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,433	1,212	3,716	3,143
Service, rent and maintenance (exclusive of depreciation and amortization shown separately below)	25,842	20,877	82,223	67,681
Selling and marketing	7,805	9,174	25,806	31,182
General and administrative (exclusive of stock-based and other compensation shown separately below)	25,756	21,825	76,117	71,110
Stock-based and other compensation	228	145	2,579	1,046
Restructuring expenses	—	521	—	6,247
Depreciation and Amortization	7,534	6,432	24,747	29,114

Total operating expenses	68,598	60,186	215,188	209,523

Income from operations	13,464	19,428	44,704	40,265
INTEREST EXPENSE	(134)	(805)	(407)	(6,703)
INTEREST EXPENSE – DIVIDENDS AND ACCRETION OF SERIES A PREFERRED	—	(6,413)	(4,479)	(6,413)
INTEREST AND OTHER INCOME (EXPENSE), NET	(49)	97	(83)	329

INCOME BEFORE INCOME TAXES	13,281	12,307	39,735	27,478
INCOME TAX PROVISION	(7,527)	(6,725)	(19,257)	(12,537)

Net income	5,754	5,582	20,478	14,941
PREFERRED DIVIDENDS AND ACCRETION	—	—	—	(6,092)

Income available to common stockholders	$5,754	$5,582	$20,478	$8,849

Basic earnings per share available to common stockholders	$1.02	$1.13	$3.70	$1.78

Diluted earnings per share available to common stockholders	$0.99	$1.08	$3.53	$1.75

Basic weighted-average common shares outstanding	5,621,491	4,960,200	5,535,454	4,958,597

Diluted weighted-average common shares outstanding	5,840,178	5,161,502	5,795,659	5,054,987

(1)	Amounts for 2003 do not include the results of operations of the assets acquired from WebLink Wireless, Inc. and Subsidiaries on November 18, 2003. Such amounts have been included in the Company’s consolidated operating results from the acquisition date forward including the three and nine month periods ended September 30, 2004, included here-in.

METROCALL HOLDINGS, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months Ended
	September 30,
	2004	2003(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,478	$14,941
Adjustments to reconcile net income to net cash provided by operating activities.
Depreciation and amortization	24,747	29,114
Amortization of unearned compensation	458	908
Stock-based compensation	1,171	138
Accretion on issuance of PIK Notes	—	3,835
Interest expense – accretion of series A preferred	3,338	3,891
Interest expense – accretion of long-term liabilities	376	—
Loss on sale of land held by partnership	—	399
Deferred income tax provision	10,660	12,401
Cash provided by changes in assets and liabilities:
Restricted cash	547	5,857
Accounts receivable	3,615	6,946
Prepaid expenses and other current assets	8,356	2,227
Accounts payable	(1,610)	(1,655)
Tax benefit from exercise of stock options	3,209	—
Accrued expenses and other current liabilities	(6,828)	(2,239)
Deferred revenues and subscriber deposits	(5,699)	(2,698)
Other assets and long-term liabilities	(234)	436

Net cash provided by operating activities	62,584	74,501

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,307)	(5,914)

Net cash used in investing activities	(11,307)	(5,914)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(773)	(82,401)
Redemption of series A preferred	(46,746)	(20,000)
Proceeds from issuance of common stock	74	—

Net cash used in financing activities	(47,445)	(102,401)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,832	(33,814)
CASH AND CASH EQUIVALENTS, beginning of period	35,602	47,530

CASH AND CASH EQUIVALENTS, end of period	$39,434	$13,716

Supplemental Disclosures of Cash Flow Information:
Cash payments for interest	$—	$798

Cash payments for income taxes	$4,943	$715

Cash payments for series A preferred dividends (interest)	$1,141	$2,522

Supplemental disclosure of non-cash investing and financing items:
Preferred stock dividends and accretion	$—	$6,092

(1)	Amounts for 2003 do not include the cash flows from operating, investing and financing activities related to the assets acquired from WebLink Wireless, Inc. and Subsidiaries on November 18, 2003. Such amounts have been included in the Company’s consolidated cash flow statement from the acquisition date forward including nine months ended September 30, 2004, included here-in.

METROCALL HOLDINGS, INC. AND SUBSIDIARIES
SELECTED UNAUDITED UNIT DATA

	March 31,	June 30,	September 30,		December 31,		March 31,	June 30,	September 30,
	2003	2003	2003		2003		2004	2004	2004
Direct Units in Service
Beginning units in service	2,333,052	2,237,989	2,170,290		2,105,617		2,263,643	2,172,772	2,100,330
Units in service growth (decline)	(95,063)	(67,699)	(64,673)		(53,211)		(90,871)	(72,442)	(94,916)
Units acquired from WebLink					211,237	(b)

Ending units in Service	2,237,989	2,170,290	2,105,617		2,263,643		2,172,772	2,100,330	2,005,414

Indirect Units in Service
Beginning units in service	1,386,332	1,159,276	961,574		907,809		1,201,301	1,052,650	903,061
Units in service growth (decline)	(227,056)	(197,702)	(53,765	)(a)	(128,953)		(148,651)	(149,589)	(94,583)
Units acquired from WebLink					422,445	(b)

Ending units in Service	1,159,276	961,574	907,809		1,201,301		1,052,650	903,061	808,478

Total units in service	3,397,265	3,131,864	3,013,426		3,464,944		3,225,422	3,003,391	2,813,892

(a)	Includes 73,000 units acquired from a reseller on September 30, 2003

(b)	Includes 633,682 units acquired from WebLink Wireless, Inc. and Subsidiaries on November 18, 2003.